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                                                                   Exhibit 5.1

                               [Letterhead]

                              COOLEY GODWARD
                    COOLEY GODWARD CASTRO HUDDLESON & TATUM
                           Five Palo Alto Square
                            3000 El Camino Real
                          Palo Alto, CA 94306-2155
                            MAIN 415 843-5000
                            FAX 415 857-0663

June 3, 1996

Aviron
297 North Bernardo Avenue
Mountain View, CA 94043


RE:  OPINION


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing on June 4, 1996 by Aviron (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus (which may be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended) (the "Prospectus"), and the underwritten public offering of up to 3,450,000 shares of the Company's common stock (the "Common Stock") (including 450,000 shares of Common Stock for which the underwriters have been granted an over allotment option).

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Articles of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.



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Aviron
June 3, 1996
Page 2


We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM




Robert J. Brigham


cc:  J. Leighton Read, M.D.